Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Alabama National BanCorporation (“Alabama National”) on Form 10-K for the period ended December 31, 2002, as amended by Amendment No. 1 on Form 10-K/A, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William E. Matthews, V, Executive Vice President and Chief Financial Officer of Alabama National, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Alabama National.

/s/ WILLIAM E. MATTHEWS, V
William E. Matthews, V Executive Vice President and Chief Financial Officer August 1, 2003

This certification is being furnished solely to accompany the Report, as amended, pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of Alabama National BanCorporation, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Alabama National BanCorporation and will be retained by Alabama National BanCorporation and furnished to the Securities and Exchange Commission or its staff upon request.